UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

Tornier N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred. Roeskestraat 123 1076 EE Amsterdam, The Netherlands	None
(Address of Principal Executive Offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2011, Andrew E. Joiner resigned as Vice President of U.S. sales of Tornier N.V. and Tornier’s U.S. operating subsidiary, Tornier, Inc. (collectively, “Tornier”) effective immediately.

In connection with Mr. Joiner’s departure, on November 15, 2011, Tornier, Inc. and Mr. Joiner entered into a separation agreement and release of claims, which sets forth the terms of his separation from Tornier in accordance with his pre-existing employment agreement, including the agreement by Tornier to treat Mr. Joiner’s resignation as a termination by Tornier without cause for purposes of such agreement. Consistent with Mr. Joiner’s employment agreement, the separation agreement provides for the following, among other things:

•                                          payment by Tornier of all amounts and benefits accrued but unpaid through the date of termination, including base salary, unreimbursed expenses and accrued and unused vacation;

•                                          cash severance payments by Tornier to Mr. Joiner in an aggregate amount equal to his annual base salary of $337,737, paid in accordance with Tornier’s prevailing payroll practices, in the form of salary continuation over the next 12 months; and

•                                          if timely elected, payment of COBRA continuation coverage premiums for 12 months, or until Mr. Joiner has secured other employment, whichever occurs first.

Any amounts Mr. Joiner receives as a result of other full-time employment or engaging in his own business prior to November 14, 2012 will be set off from the cash severance payments required to be paid to Mr. Joiner under the separation agreement.  The separation agreement also includes a general release of claims against Tornier and its subsidiaries and affiliates by Mr. Joiner and an agreement by Mr. Joiner to comply with certain non-competition and other obligations and cooperate with respect to any future investigations and litigation.

To assist in implementing an orderly transition of management responsibilities, Tornier Inc. and Mr. Joiner entered into a consulting agreement pursuant to which Mr. Joiner will serve as a consultant of Tornier Inc. through June 30, 2012.  Mr. Joiner will receive $2,500 per month for up to 15 hours of consulting services per month and will be compensated at a rate of $150 per hour for any consulting services in excess of the foregoing.  Pursuant to the terms of Tornier’s equity-based compensation plans, Mr. Joiner’s stock options and restricted stock units will continue to vest so long as Mr. Joiner continues to provide services to Tornier as a consultant, and he will be entitled to exercise any outstanding stock options for 90 days following his cessation of such services. The consulting agreement also contains customary confidentiality provisions.

The foregoing summaries of the separation agreement and consulting agreement with Mr. Joiner do not purport to be complete and are qualified in their entirety by reference to the actual agreements, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by this reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release of Claims effective as of November 15, 2011 between Tornier, Inc. and Andrew E. Joiner

10.2	Consulting Agreement effective as of November 15, 2011 between Tornier, Inc. and Andrew E. Joiner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2011	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Separation Agreement and Release of Claims effective as of November 15, 2011 between Tornier, Inc. and Andrew E. Joiner	Filed herewith

10.2	Consulting Agreement effective as of November 15, 2011 between Tornier, Inc. and Andrew E. Joiner	Filed herewith